Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 22, 2024 with respect to the financial statements of Forum Markets, Incorporated (f/k/a ETHZilla Corporation and 180 Life Sciences Corp.) for the year ended December 31, 2023 included in the Annual Report on Form 10-K. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum LLP

San Jose, CA

March 30, 2026